UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

CAMDEN NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Elm Street, Camden, Maine	04843
(Address of Principal Executive Offices)	(Zip Code)

(207) 236-8821

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2008, Camden National Corporation (the "Company") issued a press release announcing the naming of James H. Page to the Board of Directors of the Company. There are no understandings or arrangements between Mr. Page and any other person pursuant to which Mr. Page was selected as a director of the Company. Mr. Page does not have any family relationship with any director or executive officer of the Company. It has not yet been determined on which committees of the Board of Directors of the Company Mr. Page will serve.

In connection with his service as a director, Mr. Page will receive the Company’s standard non-employee director cash compensation. Specifically, Mr. Page will receive the $7,500 annual cash retainer and $600 per attended meeting of the Board of Directors and, when he is appointed to committees, approximately $325 to $500 per attended meeting of a committee, depending upon the appointed committees on which he serves, as well as an annual cash payment if he serves as chair of any committee.

The full text of the press release in attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:
	Exhibit No.	Description
	99.1	Press Release issued on February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Sean G. Daly	Date: February 4, 2008
Sean G. Daly
Chief Financial Officer and Principal Financial & Accounting Officer

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